As filed with the Securities and Exchange Commission on December 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RECRO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Lapp Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

RECRO PHARMA, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

Gerri A. Henwood

President and Chief Executive Officer

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

(Name and address of agent for service)

(484) 395-2470

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103

(215) 981-4241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	461,215 shares	$8.48	$3,911,103.20	$393.85

(1)	Represents shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”) that were added to the shares authorized for issuance under the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (the “Plan”), on December 1, 2015 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on December 1 of each year, the Board of Directors may approve an increase to number of shares authorized for issuance under the Plan of up to five percent (5%) of the issued and outstanding Common Stock. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2)	This estimate is made pursuant to Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the NASDAQ Capital Market on December 18, 2015.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 461,215 shares of common stock, $0.01 par value per share (the “Common Stock”), of Recro Pharma, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-194730 and 333-206309) with the Commission to register 2,000,000 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 2,461,215 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-194730 and 333-206309) filed with the Commission on March 21, 2014 and August 12, 2015 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 25, 2015;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on May 12, 2015, August 14, 2015 and November 13, 2015, respectively;

(c)	The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on February 3, 2015, February 5, 2015, March 11, 2015, April 10, 2015, April 16, 2015 (as amended by Form 8-K/A filed on June 2, 2015, Form 8-K/A filed on June 26, 2015, Form 8-K/A filed on July 21, 2015 and Form 8-K/A filed on December 23, 2015), May 12, 2015, May 28, 2015, June 26, 2015, July 8, 2015, July 16, 2015, July 17, 2015, July 24, 2015, September 10, 2015, October 16, 2015 (as amended by Form 8-K/A filed on December 11, 2015), October 26, 2015, October 30, 2015, November 17, 2015, December 2, 2015, December 22, 2015 and December 23, 2015; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Form S-1, which description is incorporated by reference into the Form 8-A filed with the Commission on March 4, 2014 (Registration No. 001-36329) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2015).

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (filed herewith).

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Malvern, Pennsylvania, on the 23rd of December, 2015.

RECRO PHARMA, INC.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Recro Pharma, Inc., hereby severally constitute and appoint Gerri A. Henwood and Donna Nichols, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Gerri A. Henwood Gerri A. Henwood	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2015

/s/ Donna Nichols Donna Nichols	Vice President, Corporate Controller (Principal Accounting Officer, performing the duties of Principal Financial Officer)	December 23, 2015

/s/ Alfred Altomari Alfred Altomari	Director	December 23, 2015

/s/ William L. Ashton William L. Ashton	Director	December 23, 2015

/s/ Michael Berelowitz Michael Berelowitz	Director	December 23, 2015

/s/ Winston J. Churchill Winston J. Churchill	Director	December 23, 2015

/s/ Karen A. Flynn Karen A. Flynn	Director	December 23, 2015

/s/ Abraham Ludomirski Abraham Ludomirski	Director	December 23, 2015

/s/ Wayne B. Weisman Wayne B. Weisman	Director	December 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2015).

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (filed herewith).

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).